                                                                   EXHIBIT 10.17

                              AMENDED AND RESTATED
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

          This Amended and Restated Supplemental Executive Retirement Agreement (this "Agreement") is made as of November 1, 1993 between Frederick J. Rowan, II ("Executive") and The William Carter Company, a Massachusetts corporation. Upon its execution and delivery by the parties hereto, this Agreement amends and restates in its entirety the Supplemental Executive Retirement Agreement made April 28, 1992 between Executive and the Company (the "Prior Agreement").

          This Agreement is being effected simultaneously with an amendment to the employment agreement dated as of April 28, 1992 among Carter Holdings Corp., a Massachusetts corporation ("Holdings"), the Company, and Executive (as amended, the "Employment Agreement"). Certain capitalized terms used in this Agreement are defined in paragraph 24 hereof.

          The parties hereto agree as follows:

          1. EFFECTIVE DATE. This Agreement is deemed to be effective as of April 1, 1992 (the "Effective Date").

          2. AMOUNT OF BASIC BENEFIT. Executive's accrued benefit pursuant to this Agreement shall be (a) plus (b) minus (c), where (a), (b) and (c) are as follows:

          (a) 28.75 percent of Executive's "average annual salary" (as defined below) up to "covered compensation" (as defined below);

          (b) 45 percent of Executive's average annual salary in excess of covered compensation; and

          (c) all other qualified and non-qualified retirement benefits payable to or with respect to Executive under any plan, program, policy or arrangement of Holdings or the Company (whether heretofore or hereafter established), estimated Primary Social Security benefits (as defined below), and all qualified and non-qualified retirement benefits payable to or with respect to Executive under any plan, program, policy or arrangement of any former employer.

Notwithstanding the foregoing, Executive's benefits pursuant to this Agreement shall not be reduced by his benefits, if any, under the Company's Retirement Savings Plan, the VF Corporation Tax-Advantaged Savings Plan, or any other similar savings or thrift plan of Holdings, the Company, VF Corporation or any other former employer. At the Company's request, the Executive shall provide the Company in writing with a true, complete and accurate accounting of all benefits cdescribed in subparagraph (c) of this paragraph 2 to which he is then entitled or is reasonably expected to be entitled in the future on account of his prior employment with any former employer.

          3. AVERAGE ANNUAL SALARY. For purposes of computing the Executive's benefits hereunder, his "average annual salary" shall mean the average of his annual Base Salary plus annual awards to the Executive under the Company's Annual Incentive Plan from the Company for the 36 consecutive calendar months during which his compensation is the highest in the 60-calendar month period ending on the date his employment with the Company terminates (or, if employed by the Company for fewer than 60 months, the average for the 36 consecutive calendar months during which his compensation is the highest in his full period of employment with the Company). If the Executive's period of employment with the Company is less than 36 months, Executive's average annual salary shall be based on his full period of employment with the Company. Notwithstanding the foregoing or anything in this Agreement to the contrary, average annual salary shall include amounts, if any, the Executive elects to defer as salary deferral contributions to the Company's Retirement Savings Plan but shall exclude:

          (a)  severance pay;

          (b) any noncash compensation, including any amounts contributed by the Company for the Executive's benefit under any profit sharing (other than the Company's Retirement Savings Plan), pension, stock bonus or other retirement or benefit plan maintained by the Company (including the contributions contemplated by this Agreement);

          (c) any reimbursements for travel expenses, relocation allowances, housing allowances, educational assistance allowances, or other special allowances and awards;

          (d) any country club and other similar dues paid on behalf of Executive (or amounts paid to the Executive for payment of any such dues);

          (e) any income realized for federal income tax purposes as a result of (i) group life insurance, (ii) the grant or exercise of an option or options to acquire shares of stock of the Company or an affiliated company, the receipt of a cash appreciation payment in lieu of the exercise of such an option or options, the disposition of shares acquired on exercise of such an option, (iii) the transfer of restricted shares of stock or restricted property of the Company or any affiliated company, or the removal of any such restrictions, or (iv) any other Company fringe benefits;

          (f)  payment for unused accrued vacation;

          (g) any special bonuses, including but not limited to, all amounts paid or payable to Executive pursuant to paragraph 21 hereof (whether paid by the Company, the Trust or otherwise) and any bonus paid to Executive on account of his accepting employment with the Company; and

          (h) any compensation paid or payable to the Executive, or to any governmental body or agency on account of the Executive, under the terms of any state or federal law requiring the payment of such compensation because of the Executive's voluntary or involuntary termination of employment with the Company.

          4. COVERED COMPENSATION. For purposes of computing the Executive's benefits hereunder, "covered compensation" shall mean, with respect to the Executive, the average of the taxable wage bases in effect (under Section 230 of the Social Security Act) for each calendar year during the 35-year period ending with the year in which the Executive attains (or will attain) his Social Security retirement age. In determining the Executive's covered compensation for a year, the taxable wage base for all calendar years beginning after such year is assumed to be the same as the taxable wage base in effect for that year. The Executive's "Social Security retirement age" means the age used as his retirement age under Section 216(1) of the Social Security Act (provided, however, such section shall be applied without regard to the age increase factor and as if the early retirement age under Section 216(1)(2) of such Act were 62 years).

          5. ESTIMATED PRIMARY SOCIAL SECURITY BENEFIT. The term "Primary Social Security Benefit" means:

          (a) If the Executive retires on his normal or late retirement date, the estimated "Primary Insurance Amount" payable to him as of the date he first would be entitled to receive unreduced Primary Insurance Amounts under the Social Security Act as in effect on his retirement date, determined upon the assumption that he would not receive any "wages" for purposes of the Social Security Act after his retirement date.

          (b) If the Executive retires or terminates employment with the Company prior to his normal retirement date, the estimated Primary Insurance Amount payable to him as of the date he first would be entitled to receive unreduced Primary Insurance Amounts under the Social Security Act as in effect as of his employment termination date, but determined upon the assumptions that he would have continued in covered employment for purposes of such Act until the date he first would be entitled to receive such unreduced Primary Insurance Amounts and that his "wages" for purposes of the Social Security Act would have continued until such date at the same rate as his "wages" for the calendar year ending coincident with or next preceding the calendar year in which his termination of employment occurs.

          The Executive's estimated Primary Insurance Amount for purposes of this Agreement shall be determined pursuant to a table prepared by the Company for this purpose, which table shall reasonably reflect the Executive's estimated monthly Primary Insurance Amount for purposes of this Agreement as of his retirement date or employment termination date on the basis of his estimated "average monthly wage at age 65" (which average monthly wage at age 65 shall be based upon the Executive's "wages" for the calendar year ending coincident with or next preceding the calendar year in which his termination of employment occurs, the assumption that the Executive's "wages" for prior calendar years had increased at the rate of increase in the "Average Per Worker Total Wages" reported by the Social Security Administration and the assumption, to the extent appropriate, that the Executive's "wages" for subsequent calendar years equal his "wages" for such calendar year ending coincident with or next preceding the calendar year in which his retirement date or termination of employment occurs). For purposes of this Agreement, "Primary Insurance Amount," "wages," and "average monthly wage at age 65" have the respective meanings set forth in the Social Security Act.

          6. MAXIMUM BENEFIT. Notwithstanding anything in this Agreement to the contrary, in no event shall Executive's basic annual benefit (computed by adding the amounts described in subparagraphs 2(a) and 2(b) and before applying any offsets described in subparagraph 2(c) or any proration for termination of employment before age 65 or early retirement reductions described in paragraph 13 below) under any form of payment elected by Executive (or his surviving spouse) exceed the Maximum Benefit permitted to be paid under such form of payment.

          7. VESTING. Subject to the conditions below and in Executive's Employment Agreement, Executive shall be fully vested in all benefits pursuant to this Agreement upon his completion of three full "years of service" (as defined below) with the Company. In addition, Executive shall be fully vested in such benefits upon (a) his death, termination of employment by the Company by reason of Executive's Disability, or his termination of employment by the Company Without Cause, (b) his termination of employment with the Company within 36 months after a Change of Control for reason other than Retirement, or termination by the Company for Cause, or (c) Executive's resignation from the employ of the Company for Good Reason within 36 months after a Change of Control. Prior to Executive's completion of three full years of service with the Company or the occurrence of an event described in the preceding sentence, Executive shall not be vested in any portion of his benefits hereunder. Notwithstanding the foregoing or anything in this Agreement to the contrary, if Executive's employment with the Company is terminated for Cause (as defined in the Employment Agreement except that clause
(d) of that definition shall not apply), Executive shall forfeit all rights to any benefits hereunder (regardless of whether at the time of such termination Executive had completed three full years of service with the Company), and neither Executive nor any beneficiary of Executive shall be entitled to any benefits pursuant to this Agreement.

          8. YEAR OF SERVICE. Executive shall be credited with one "year of service" with the Company for each twelve-consecutive-month period he is employed by the Company ending on the anniversary of his date of hire by the Company (and such additional service credit as is provided for in the Employment Agreement).

          9. NORMAL RETIREMENT. Executive's "normal retirement date" shall be the first day of the calendar month coincident with or next following the date the Executive attains age 65 years.

          10. EARLY RETIREMENT DATE. Executive's "early retirement date" shall be the first day of the calendar month coincident with or next following the date of his retirement from the employ of the Company before his normal retirement date but after he has attained age 60 years.

          11. LATE RETIREMENT DATE. Executive's "late retirement date" shall be the first day of the calendar month coincident with or next following the date of his retirement from the employ of the Company after his normal retirement date.

          12. RETIREMENT DATE. Reference herein to the Executive's "retirement date" shall mean his early retirement date, normal retirement date, or late retirement date, whichever applies.

          13.  EARLY RETIREMENT BENEFITS.

          (a) If Executive's employment with the Company terminates prior to his attainment of age 65 years (including due to his death), his retirement benefits (if any) prior to reduction by amounts, if any, described in subparagraph 2(c) above shall be multiplied by a fraction, the numerator of which shall be 26 minus the number of full years until the Executive would attain (or would have attained, in the case of his death) age 65 years and the denominator of which shall be 25; PROVIDED, that in no event shall the foregoing fraction exceed 1; and,

PROVIDED, FURTHER, that in the event the Company terminates Executive within 36 months after a Change of Control occurs (unless such termination is due to Executive's death or Retirement, or Executive's termination for Cause or Disability) or Executive resigns for Good Reason within 36 months after a Change of Control occurs, then the Executive's retirement benefits (before reduction for amounts described in paragraph 2 (c) above) will be multiplied by the greater of (i) the fraction determined in accordance with the method specified above, and (ii) 21/25ths. After application of the foregoing fraction, the Executive's benefits shall be reduced by the amounts, if any, described in subparagraph 2(c) above.

          (b) In the event that Executive's benefits commence prior to his attainment of age 65 years, his retirement benefits hereunder (as prorated in accordance with the foregoing and reduced by amounts, if any, described in subparagraph 2(c)) shall be reduced by 0.667 percent for each of the first 36 months and 0.333 percent for each of the next 24 months that benefits commence before age 65 years.

          14. DISABILITY. If the Executive's employment with the Company terminates by reason of his Disability, Executive shall be fully vested in his benefits hereunder and may elect to commence receipt of such benefits as of any date on or after the later of the date his employment terminates by reason of his Disability or the date he attains age 60 years. Any benefits payable pursuant to this paragraph shall be prorated and, to the extent benefit payments commence before Executive attains age 65 years, reduced in the same manner as early retirement benefits described in paragraph 13 above.

          15. LATE RETIREMENT. If the Executive's employment with the Company terminates after his attainment of age 65 years, the Executive's benefits, if any, pursuant to this Agreement shall not be actuarially increased to account for receipt after his normal retirement date.

          16. BENEFICIARY DESIGNATION. Prior to commencement of the Executive's benefit, the Executive's beneficiary for all benefits, if any, payable hereunder upon his death shall be his surviving spouse, if any. If Executive is not married as of the date of his death, and he dies prior to the commencement of his benefits hereunder, no death or survivor benefits shall be paid to any other beneficiary (including Executive's estate). On and after commencement of Executive's benefit, any death benefit payable shall be determined based on the form of payment under which the benefit is being paid. With respect to the optional forms of payment under subparagraphs 18(a), (b) and (c), the Executive may designate a beneficiary (or beneficiaries) other than his spouse at the time (but not later than the time) that benefits commence. Notwithstanding anything in this Agreement to the contrary, the Executive shall not be permitted to change his beneficiary designation after commencement of his benefits hereunder if such benefits are paid in an optional form described in subparagraphs 18(a) or (b). With respect to any joint and survivor form of benefit payment described in paragraph 18, if the Executive's beneficiary predeceases him after commencement of the Executive's benefits, the monthly amount payable to the Executive shall not be recalculated and no benefits shall be payable to any other beneficiary (including Executive's estate) upon the Executive's death; provided, however, that to the extent the Executive names more than one beneficiary and one or more, but not all, of such beneficiaries predeceases the Executive after commencement of the Executive's benefits, the monthly amount, if any, payable after the Executive's death to any surviving beneficiary shall not be recalculated. With respect to any payments made in the form of a ten-year certain benefit described in subparagraph 18(c), (i) if the Executive's beneficiary predeceases him after commencement of the Executive's benefits, the Executive may name another beneficiary or beneficiaries, as his designated beneficiary, and (ii) if the Executive dies after commencement of his benefits in the form of a ten-year certain option but prior to the expiration of the 120-month payment period, benefit payments commence to his designated beneficiary, and such beneficiary also dies prior to the expiration of such 120-month period, the balance of any remaining payments shall be made to the deceased beneficiary's estate.

          17. AUTOMATIC FORM OF BENEFIT PAYMENT. Executive's benefits shall automatically be paid in the form of a life annuity (if, at the time Executive commences receipt of benefits, Executive is not married) or a 50-percent joint and survivor annuity (if, at the time Executive commences receipt of benefits, Executive is married); PROVIDED that in each case the automatic form of benefit shall be actuarially equivalent to the Standard Form of Payment. For purposes of this Agreement, "life annuity" shall mean equal monthly payments to the Executive commencing on Executive's retirement date and continuing for the remainder of his life, and "50-percent joint and survivor annuity" shall mean a monthly benefit payable to the Executive commencing on his retirement date for his life, with 50 percent of such monthly benefit payable to his surviving spouse for the remainder of her life; PROVIDED, that if Executive dies prior to commencement of benefits hereunder, his surviving spouse's monthly benefit will commence at the time Executive would have achieved age 65 years had he survived and will be equal to fifty percent (50%) of the monthly benefit that Executive would have received if he were deemed to have terminated his employment with the Company as of the date of his death and commenced receipt of his benefits (in the form of a 50-percent joint and survivor annuity) at Executive's normal retirement date. For purposes of this Agreement, the Executive's "surviving spouse" shall be his spouse at the time of his death; PROVIDED, HOWEVER, that if Executive commences receipt of benefits prior to his death, such person shall be deemed to be Executive's "surviving spouse" only if Executive was married to such spouse as of the date his benefits commenced pursuant to this Agreement.

          18. OPTIONAL FORMS OF BENEFIT PAYMENT. In lieu of the automatic forms of benefit payment, the Executive may elect to receive his benefits in any one of the following forms, subject to the conditions of this Agreement (all of which shall be actuarially equivalent to the Standard Form of Payment):

          (a) 66-2/3-PERCENT JOINT AND SURVIVOR ANNUITY. An actuarially reduced monthly benefit payable to the Executive during his life, with 66-2/3 percent of such reduced monthly benefit payable to his beneficiary for the remainder of his/her life.

          (b) 100-PERCENT JOINT AND SURVIVOR ANNUITY. An actuarially reduced monthly benefit payable to the Executive during his life, with 100 percent of such reduced monthly benefit payable to his beneficiary for the remainder of his/her life.

          (c) TEN-YEAR CERTAIN OPTION. An actuarially reduced monthly benefit payable to the Executive during his life and, if the Executive dies before payments have been made over 120 months, a continuing monthly payment of the same amount shall be payable to the Executive's beneficiary for the balance of such 120-month period.

          (d) LUMP SUM. If Executive resigns from the employ of the Company for Good Reason within 36 months after a Change of Control or dies while still employed by the Company, Executive (or his spouse as of his death, as applicable) may elect to receive his benefits hereunder in the form of the lump sum actuarially equivalent value of his monthly benefits (payable at the Executive's normal retirement date) as soon as reasonably practicable after Executive's termination of employment or death.

          18A. EARLY COMMENCEMENT OF SURVIVOR BENEFIT. If Executive dies before commencement of benefits hereunder (and his surviving spouse, if any, does not, or is not entitled to, elect to receive a lump sum payment pursuant to paragraph 18(d) above), Executive's surviving spouse may elect to commence receipt of the benefit otherwise payable under paragraph 17 at any time after Executive's death. The amount of such monthly benefit will be reduced in accordance with the provisions of paragraph 13(b) to the extent that such benefits commence prior to date that Executive would have attained age 65 years had he survived (and if such monthly benefits are to commence prior to that date that Executive would have attained the age of 60 years had he survived, then, after giving effect to the maximum reduction provided for in paragraph 13(b), the amount of such monthly benefit will be further reduced to the actuarial equivalent (as determined in accordance with paragraph 19) of the benefit that would be payable if such monthly benefits had commenced on the date that Executive would have attained age 60 years).

          19. ACTUARIAL EQUIVALENCE. A benefit shall be actuarially equivalent to any other benefit if the actuarial reserve required to provide such benefit is equal to the actuarial reserve required to provide such other benefits, computed on the basis of the actuarial rates, tables and procedures as follows:

          (a) An interest rate of eight percent per annum shall be used in determining actuarial equivalence for any optional form of benefit and for purposes of computing the amount of any lump sum payment.

          (b) Actuarial equivalence shall be based on the 1975 Basic and Ultimate Mortality Table.

          20. FACILITY OF PAYMENT. If the Executive or his beneficiary is entitled to payments pursuant to this Agreement and it has been determined by a judicial forum with appropriate jurisdiction that such person is legally incapacitated so as to be unable to manage his or her financial affairs, the Company shall make payments to the Executive's or beneficiary's legal representative. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payments hereunder.

          21. REIMBURSEMENT OF INCOME TAXES. After the end of each of the Trust's taxable years, beginning with the Trust's taxable year in which the Executive becomes vested in the benefits provided pursuant to this Agreement and ending with the Trust's taxable year which includes the Commencement Date, the Company shall direct the trustee of the Trust to distribute to the Executive from assets of the Trust an amount equal to the Executive's Income Tax Cost with respect to such Trust taxable year. Each such distribution shall be made within 5 business days after the end of the relevant Trust taxable year.

          22. ESTABLISHMENT OF TRUST. The parties hereto agree that as soon as reasonably practicable, the Company shall establish a trust for the purpose of holding assets to be used in paying benefits established pursuant to this Agreement (the "Trust") by executing the trust agreement attached as Exhibit C to the Employment Agreement. The Company shall make annual cash contributions to the Trust on or before December 31 of each calendar year with the last contribution to be made to the Trust on or before December 31, 1999, subject to the conditions of this paragraph 22. The amount of each such annual contribution shall be actuarially determined by the Company in its sole discretion, taking into account the actuarial present value (computed using the assumptions set forth in paragraph 19) as of the date of contribution of the Executive's projected normal retirement benefit at age 65 (i.e., assuming that Executive would have become fully vested in all benefits accrued under this Agreement and his employment with the Company would not have terminated prior to his attaining age 65), if any, hereunder, the market value of assets, if any, in the Trust as of such date, the actual rate of return on assets in the Trust up to such date and the projected future cost of the Company's obligations under paragraph 21 (assuming the Commencement Date is Executive's normal retirement date) based on the prevailing income tax rates. The Company may employ actuaries or other consultants to compute the amount of any such annual contribution. To the extent the Company (or its actuaries or consultants) determines that in any calendar year in which the Company would otherwise be required to make a contribution to the Trust, actuarially no contribution is required, the Company shall not be required to make any contribution to the Trust for such year. Notwithstanding the foregoing, in the event of a Change of Control, the Company shall contribute to the Trust on the closing date of such Change of Control transaction the amount in cash that as of such date, when combined with the total assets that have been contributed to the Trust as of such date (plus earnings thereon), equals the then present value (computed using the assumptions set forth in paragraph 19) of the Executive's projected early retirement benefit at age 60, or his actual age, if greater (i.e., assuming that Executive would have become fully vested in all benefits accrued under this Agreement and his employment with the Company would have terminated upon his attaining age 60, or his actual termination date, if later) and the projected future cost of the Company's obligations under paragraph 21 (assuming the Commencement Date is Executive's normal retirement date) based on the prevailing income tax rates, and the Company shall have no further obligation to make contributions to the Trust under this Agreement. Notwithstanding anything in this Agreement to the contrary, (i) the Company may, upon written notice to the trustee of the Trust that all amounts payable to or with respect to the Executive under this Agreement have been fully paid or otherwise provided for, require the trustee to return all residual assets of the Trust to the Company, and (ii) the Company may at any time direct the trustee to return to the Company the amount of actuarial overfunding in the Trust (regardless of whether the Executive is then entitled to commence receipt of benefits under this Agreement), the amount of such overfunding to be determined by the Company.

          23. WITHHOLDING FOR TAXES. Notwithstanding any provision in this Agreement to the contrary, the Company may withhold from any payment made by it under this Agreement such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Internal Revenue Code or any state's income tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

          24.  CERTAIN DEFINED TERMS.

          (a) As used in this Agreement, the following terms shall have the meanings ascribed to them below:

          "AFTER-TAX BENEFIT" means, with respect to any amount to be paid to Executive, the amount to be paid to the Executive less the Tax Cost of such payment.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMENCEMENT DATE" means the earlier of (i) the date that payment of benefits provided for in this Agreement (excluding those described in paragraph 21 hereof) commence and (ii) Executive's normal retirement date.

          "COMPANY" means The William Carter Company and any successor by reason of merger, consolidation, the purchase of all or substantially all of the assets of the Company or otherwise.

          "FUNDED VESTED BENEFIT" means the lesser of (x) the actuarial present value of the vested accrued benefits provided to the Executive under this Agreement (as determined by utilizing the actuarial assumptions set forth in paragraph 19) or (y) the aggregate fair market value of the assets of the Trust. For this purpose, the fair market value of any life insurance policy owned by the Trust shall equal the cash value of the policy.

          "INCOME TAX COST" means the aggregate amount of all federal, state and local income taxes payable by Executive on any amount included in the taxable income of Executive pursuant to Section 402(b)(4) of the Code and any corresponding provisions of state or local tax law (assuming that such taxable income would be taxed at the highest marginal federal, state and local income tax rates for ordinary income in effect for the relevant tax year) and any related "payroll" taxes, as determined by the Company in good faith. The Company and Executive currently anticipate, based on existing IRS guidance, that the taxable amount will equal the sum of (x) the increase during the Trust taxable year of the Funded Vested Benefit and (y) any amounts distributed to Executive during the Trust taxable year.

          "INSOLVENCY EVENT" means (i) the entry by a court having jurisdiction over the matter of an order or decree for relief in respect of the Company in any involuntary case under federal bankruptcy laws or other similar laws, of an order or decree appointing a receiver, liquidator, custodian or trustee for the Company or for all or substantially all of its assets or of an order or decree of liquidation of the Company, which order or decree remains unstayed and in effect for a period of 60 consecutive days, or (ii) the commencement by the Company of a voluntary case under federal bankruptcy laws or other similar laws or the consent by the Company to the appointment of a receiver, liquidator, custodian or trustee for the Company or for all or substantially all of its assets, or a voluntary liquidation by the Company or a voluntary assignment by the Company of all or substantially all of its assets for the benefit of its creditors.

          "MAXIMUM BENEFIT" means that annual amount distributed by the Trust to Executive after commencement of benefits under this Agreement which will yield an annual After-Tax Benefit that is equal to the After-Tax Benefit that would be realized by Executive if the Company were to pay Executive a fully-taxable benefit of $385,000 a year during the same period in the Standard Form of Payment. The Maximum Benefit payable under any other form of payment (or with respect to any other beneficiary or beneficiaries) will be the amount which is actuarially equivalent (determined based on the provisions of paragraph 19) to the Maximum Benefit payable under the Form of Payment.

          "STANDARD FORM OF PAYMENT" means the payments payable under a 50% joint and survivor annuity based on (i) the life expectancies of Executive and his spouse as of the date of this Agreement and (ii) the assumption that Executive is continuously employed by the Company through his normal retirement age and commences receipt of benefits at his normal retirement age.

          "TAX COST" means, with respect to any amount received (or to be received) by Executive in any taxable year, the aggregate amount of all foreign, federal, state and local income taxes and any related "payroll" taxes that would be payable by Executive as a result of his receipt of such amount (assuming that such amount (or the portion of the amount received that is taxable) would be taxed at the highest applicable marginal foreign, federal, state and local income tax rates for ordinary income in effect at the time specified in the following sentence). For purposes of calculating the applicable Maximum Amount to determine the amount of any contribution to be made to the Trust under paragraph 22, the relevant Tax Cost shall be determined using income tax rates in effect at the time of (or for the period covered by) the payment; for purposes of determining the Maximum Amount in order to give effect to the limitation expressed in paragraph 6, the relevant Tax Cost shall be determined using the income tax rates in effect on the Commencement Date.

          (b) As used in this Agreement, the terms "Annual Incentive Plan," "Base Salary," "Cause," "Change of Control," "Disability," "Good Reason," "Retirement" and "Without Cause" shall have the meanings given such terms in the Employment Agreement.

          25. EMPLOYMENT RIGHTS. This Agreement is not a contract of employment. Any right of the Executive to employment with the Company is set forth in the Employment Agreement.

          26. LIMITATION OF LIABILITY. To the extent permitted by law, no person (including Holdings, the Company, the respective Boards of Directors of Holdings and the Company, any present or former member of the foregoing Boards, and any present or former officer or employee of Holdings or the Company) shall be personally liable for any act done or omitted to be done in good faith in the administration of this Agreement and the computation and payment of benefits pursuant hereto.

          27. CONTROLLING LAW. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Connecticut, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

          28. ACTION BY THE COMPANY. Any action required of or permitted by the Company under this Agreement shall be by resolution of the Board of Directors of the Company or any person or persons authorized by resolution of the Board of Directors of the Company.

          29. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder. All rights and benefits pursuant to this Agreement are personal to the Executive and neither this Agreement nor right or interest of the Executive, his beneficiary, or any other person arising under this Agreement is subject to voluntary or involuntary alienation, sale, transfer, or assignment.

          30. NOTICES. Any notice given in connection with this Agreement shall be in writing and shall be delivered in person or by registered mail, return receipt requested. Any notice given by registered mail shall be deemed to have been given upon the date of delivery indicated on the registered mail return receipt, if correctly addressed.

          31. NOTICE TO TRUSTEE. The Company shall immediately provide written notice to the trustee of the Trust upon the occurrence of an Insolvency Event or a Change of Control.

          32. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          33. COMPLETE AGREEMENT. This Agreement, those documents expressly referred herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          34. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SINGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                     THE WILLIAM CARTER COMPANY


                                                     By /s/ [ILLEGIBLE]
                                                       -------------------------
                                                     Its Chairman
                                                        ------------------------


                                                     /s/ Frederick J. Rowan
                                                     ---------------------------
                                                     FREDERICK J. ROWAN, II